Exhibit 99.2

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Financial Statements

(unaudited)

On March 9, 2018, Liberty Interactive Corporation (“Liberty” or the “Company”) completed the Agreement and Plan of Reorganization (as amended, the reorganization agreement and the transactions contemplated thereby) with General Communication, Inc. (“GCI”), an Alaska corporation, and Liberty Interactive LLC, a Delaware limited liability company and a direct wholly-owned subsidiary of Liberty Interactive (“LI LLC”). Pursuant to the reorganization agreement, GCI effected a restatement of its articles of incorporation (which resulted in GCI being renamed GCI Liberty, Inc. (“GCI Liberty”)) and a reclassification and auto conversion of its common stock. Following these events, Liberty Interactive acquired GCI (renamed “GCI Liberty”) through a reorganization in which certain Liberty Interactive interests, assets and liabilities, were contributed to GCI in exchange for a controlling interest in GCI. Liberty Interactive and LI LLC contributed to GCI Liberty its entire equity interest in Liberty Broadband Corporation, Charter Communications, Inc., and LendingTree, Inc., the Evite, Inc. operating business and certain other assets and liabilities (collectively, “HoldCo”), in exchange for (a) the issuance to LI LLC of (i) a number of shares of GCI Liberty Class A Common Stock and a number of shares of GCI Liberty Class B Common Stock equal to the number of outstanding shares of Series A Liberty Ventures common stock and Series B Liberty Ventures common stock outstanding on March 9, 2018, respectively, and (ii) cash and (b) the assumption of certain liabilities by GCI Liberty.

Following the contribution and acquisition of GCI Liberty, Liberty Interactive effected a tax-free separation of its controlling interest in the combined company, GCI Liberty, to the holders of Liberty Ventures common stock in full redemption of all outstanding shares of such stock (the “HoldCo Split-Off”), in which each outstanding share of Series A Liberty Ventures common stock was redeemed for one share of GCI Liberty Class A common stock and each outstanding share of Series B Liberty Ventures common stock was redeemed for one share of GCI Liberty Class B common stock.

The following unaudited condensed pro forma consolidated financial statements have been prepared giving effect to the HoldCo Split-Off as if it occurred as of December 31, 2017 for the condensed pro forma consolidated balance sheets and January 1, 2017 for the condensed pro forma consolidated statements of operation.  The unaudited condensed pro forma consolidated financial statements do not purport to represent what Liberty’s financial position actually would have been had the HoldCo Split-Off occurred on the dates indicated or to project Liberty’s operating results for any future period.  The unaudited condensed pro forma consolidated financial statements should be read in conjunction with the publicly available information of Liberty, including the Form 10-K, as filed on March 1, 2018 with the Securities and Exchange Commission (the “SEC”).

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Balance Sheet

December 31, 2017

(unaudited)

	Liberty	Less:	Liberty
	Interactive	HoldCo	Interactive
	Historical (1)	Historical (2)	Pro Forma
	amounts in millions
Assets
Current assets:
Cash and cash equivalents	$903	573	330
Trade and other receivables, net	1,726	7	1,719
Inventory, net	1,411	—	1,411
Other current assets	125	1	124
Total current assets	4,165	581	3,584
Investments in available-for-sale securities and other cost investments	2,363	1,803	560
Investments in affiliates, accounted for using the equity method	309	115	194
Investment in Liberty Broadband measured at fair value	3,635	3,635	—
Property and equipment, net	1,341	—	1,341
Goodwill	7,082	26	7,056
Trademarks	3,929	4	3,925
Intangible assets subject to amortization, net	1,248	4	1,244
Other assets, at cost, net of accumulated amortization	50	4	46
Total assets	$24,122	6,172	17,950

Liabilities and Equity
Current liabilities:
Accounts payable	$1,151	—	1,151
Accrued liabilities	1,125	8	1,117
Current portion of debt	996	—	996
Other current liabilities	169	3	166
Total current liabilities	3,441	11	3,430
Long-term debt	7,553	—	7,553
Deferred income tax liabilities	2,803	639	2,164
Other liabilities	242	96	146
Total liabilities	14,039	746	13,293
Equity
Combined equity:
Series A QVC Group common stock	5	—	5
Series B QVC Group common stock	—	—	—
Series A Liberty Ventures common stock	1	1	—
Series B Liberty Ventures Group common stock	—	—	—
APIC	1,043	1,043	—
AOCI, net of tax	(133)	—	(133)
Retained earnings (accumulated deficit)	9,068	4,379	4,689
Total combined equity	9,984	5,423	4,561
Noncontrolling interests in equity of combined company	99	3	96
Total equity	10,083	5,426	4,657
Total liabilities and equity	$24,122	6,172	17,950

Liberty Interactive Corporation

Condensed Pro Forma Consolidated Statements of Operations

December 31, 2017

(unaudited)

	Liberty	Less:	Liberty
	Interactive	HoldCo	Interactive
	Historical (1)	Historical (2)	Pro Forma
	amounts in millions, except per share amounts
Total revenue, net	$10,404	24	10,380
Operating costs and expenses:
Cost of retail sales (exclusive of depreciation shown separately below)	6,789	—	6,789
Operating expense	659	11	648
Selling, general and administrative, including stock-based compensation	1,153	65	1,088
Acquisition and restructuring charges	35	—	35
Depreciation and amortization	725	3	722
	9,361	79	9,282
Operating income	1,043	(55)	1,098
Other income (expense):
Interest expense	(355)	—	(355)
Share of earnings (losses) of affiliates, net	(200)	7	(207)
Realized and unrealized gains (losses) on financial instruments, net	618	637	(19)
Gains (losses) on transactions, net	410	—	410
Other, net	7	2	5
	480	646	(166)
Earnings (loss) from continuing operations before income taxes	1,523	591	932
Income tax (expense) benefit	964	136	828
Net earnings (loss)	2,487	727	1,760
Less net earnings (loss) attributable to the noncontrolling interests	46	—	46
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders	$2,441	727	1,714
Net earnings (loss) attributable to Liberty Interactive Corporation shareholders:
QVC Group common stock	1,208	(506)	1,714
Liberty Ventures common stock	1,233	1,233	—
	$2,441	727	1,714

Pro Forma basic net earnings (loss) attributable to Liberty stockholders per common share
Series A and Series B QVC Group	2.71		3.85
Series A and Series B Liberty Ventures	14.34		NA

Pro Forma diluted net earnings (loss) attributable to Liberty stockholders per common share
Series A and Series B QVC Group	2.70		3.83
Series A and Series B Liberty Ventures	14.17		NA

QVC Group Common Stock
Basic	445		445
Diluted	448		448

Liberty Ventures Common Stock
Basic	86		NA
Diluted	87		NA

(1)         Represents the historical financial position and results of operations of Liberty. Such amounts were derived from the historical consolidated financial statements of Liberty Interactive Corporation as filed on Form 10-K on March 1, 2018 with the SEC.

(2)         Represents the historical financial position and results of operations of HoldCo. Such amounts were derived from the unaudited historical combined financial statements of HoldCo.